Exhibit 3.15
(SEAL)
ARTICLES OF ORGANIZATION
OF
NEW HERITAGE WAFERS, LLC
     These Articles of Organization are executed by the undersigned for the purpose of forming a Wisconsin Limited Liability Company under Chapter 183 of the Wisconsin Statutes:
ARTICLE I
     The name of the limited liability company is New Heritage Wafers, LLC.
ARTICLE II
     The initial registered office is located at 780 North Water Street, Milwaukee, Milwaukee County, Wisconsin 53202.
ARTICLE III
     The name of the initial registered agent at the above registered office is Jeremy D. Newman.
ARTICLE IV
     Management of the limited liability company shall be vested in the manager or managers.
ARTICLE V
     The name and complete address of the organizer is Jeremy D. Newman, 780 North Water Street, Milwaukee, Wisconsin 53202.
     Executed this 17th day of December, 1998
(SEAL)

/s/ Jeremy D. Newman
Jeremy D. Newman, Organizer

Chapter 183	130.00 25.00 Exp DT

(SEAL)	(SEAL)
This document was drafted by:
Jeremy D. Newman, Esq.
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Please return acknowledgment to:
Michelle H. Toynton
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, WI 53202
(414) 273-3500

2

DFI/CCS/Corp
Form 53
(7/96)
(SEAL)
ARTICLES OF CORRECTION
(Domestic & Foreign Corporations, Limited Liability
companies and Limited Liability Partnerships)
Name of (Corporation) (Limited Liability Company) (Limited Liability Partnership)

New Heritage Wafers, LLC	98 DEC 22 All : 19
1.	Articles of Organization filed with the Dept. of Financial Institutions on 12/17/98
(describe document)	(date)

was	☑	Incorrect at the time of filing

	☐	Defectively executed	(Check any that apply)
				DEC 23 12:00 PM
	☐	Defective in attestation, seal, verification or acknowledgement		#, # 178205 DCORP 40	40.00
2.	State the defect(s): (Specify the incorrect statement and the reason that it is incorrect, or the manner in which the execution is defective.) Article IV of the Articles of Organization stated that management of the limited liability company shall be vested in the manager or managers.

3.	Set forth the statement in	4.	Corrected execution:
	its corrected form:
	ARTICLE IV

	Management of the limited liability company shall be vested in the member or members.		(date)

			ACCT# 0000001310 CLASS CODE 340 TRX# 0000976407 $25.00

			(signature)

			(printed name)

			(title)
5.	Executed on behalf of the (corporation) (limited liability company) (limited liability partnership) on

12/21/98

(date)

/s/ Jermey D. Newman

(signature)

Jermey D. Newman

(printed name)

Attorney-in-Fact for Ripon Foods, Inc.,

Member

This document was drafted by	Jeremy Newman, Esq.
(name of individual required by law)
FILING FEE — $40.00
SEE REVERSE for Instructions, Suggestions, Filing Fee and Procedures

ARTICLES OF CORRECTION	$40.00 AP
(Domestic or Foreign Corporations, Limited Liability Companies or Limited Liability Partnerships)	$25.00 Expedite
Corrects Article 4, management shall be vested in member(s)
(STAMP)

Michelle H. Toynton Godfrey & Kahn, S.C. 780 North Water Street Milwaukee, WI 53202	← Please indicate where you would like the acknowledgement copy of the filed document sent. Please include complete name and mailing address.

     Your phone number during the day: (414) 273-3500 -
     INSTRUCTIONS (Ref. ss. 178.50, 180.0124 or 183.0122, Wis. Stats. for document content)
     Submit one original and one exact copy to Department of Financial Institutions, P O Box 846, Madison WI, 53707-7856. (If sent by Express or Priority US mail, address to 30 W. ifflin St., 9th Floor, Madison WI, 53703.) The original must include an original manual signature. If you have questions, please contact the Corporations unit at (608) 366-3590.
Set forth the name of the corporation, limited liability company or limited liability partnership. If the correction modifies the corporation, company or partnership name in any respect, set forth the name on the first line in its form before given effect to the correction.
Identify the document to be corrected (e.g., articles of organization, annual report, registration statement, articles of dissolution, amendment, etc., as appropriate), the date the document was filed by the Department of Financial Institutions, and indicate the nature of the defect by checking one or more of the boxes. A copy of the original document may be attached.
Detail the reason why the statement in the original document is incorrect or why the execution is defective, and enter the correct statement in item 3 or the corrected execution in item 4, or both.
Date and execute the articles of correction in item 5 (Or item 4 if a “corrected execution”) and provide the name and title of the person signing the document. For a corporation, the document must be signed by an officer, an incorporator, or court-appointed fiduciary; for a limited liability company, by a manager if management is vested in a manager or managers, or a member if management is reserved to the members: and for a limited liability partnership, by one or more partners authorized by the partnership or as otherwise provided in the partnership agreement.
When the document has been filed by the department, an acknowledgement copy stamped “FILED” will be sent to the address indicated above.
FILING FEE
A filing fee of $40.00. payable to DEPT. OF FINANCIAL INSTITUTIONS, must accompany the document.
DOMESTIC or FOREIGN corporations, limited liability companies, and limited liability partnerships are this same Form 53.

(STAMP)
(STAMP)
AMENDMENT TO ARTICLES OF ORGANIZATION
OF
NEW HERITAGE WAFERS, LLC
(SEAL)
     Pursuant to the consent of the sole member of New Heritage Wafers, LLC and in accordance with Section 183.0404(2) of the Wisconsin Statutes, the following resolutions were duly adopted on December 22, 1998:
     BE IT RESOLVED, that the Articles of Organization of New Heritage Wafers, LLC be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:
ARTICLE I
     The name of the limited liability company is Heritage Wafers, LLC.
     BE IT FURTHER RESOLVED, that this Amendment to Articles of Organization shall become effective as of January 2, 1999.
     Executed in duplicate as of the 22nd day of December, 1998.

NEW HERITAGE WAFERS, LLC
By:	Ripon Foods, Inc., its sole Member

By:	/s/ Charles E. Andrews
Charles E. Andrews, President

This instrument was drafted by:
Jeremy D. Newman, Esq.
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

MW2.(Illegible)

Chapter 183	$40.00 AP $25.00 Expedite
ARTICLES OF
AMENDMENT
Changes company name
(STAMP)
EFFECTIVE DATE: January 2, 1999
Michelle Toynton
Godfrey & Kahn
780 N Water St
Milwaukee, WI 53202